EMPLOYMENT AGREEMENT
     --------------------


     THIS  EMPLOYMENT  AGREEMENT  (this  "Agreement") is made as of December 20,
2000, to become effective as of January 1, 2001, between CHICAGO PIZZA & BREWERY, INC., a California corporation (the "Company"), and PAUL A. MOTENKO ("Executive").

     The Company wishes to employ Executive, and Executive wishes to accept such employment, on the terms and conditions set forth in this Agreement.

     This Employment Agreement is intended to replace the Employment Agreement between the Company and Executive dated as of March 26, 1996.

     NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto hereby agree as follows;

     1.     Employment.  Executive  is hereby employed as the Co-Chief Executive
            ----------
Officer and Chief Operating Officer of the Company. Executive, along with the other Co-Chief Executive Officer of the Company, shall have supervision and control over, and responsibility for, the operations and affairs of the Company, and shall have such other powers and duties as may be from time to time assigned to him by the Board of Directors of the Company (the "Board"), and Executive hereby accepts such employment, all subject to the terms and conditions herein contained. Executive hereby agrees that during the period of his employment hereunder he shall devote substantially all of his business time, attention and skills to the business and affairs of the Company and its subsidiaries. Company agrees that during the period of Executive's employment hereunder Company shall use its best efforts to cause Executive to be a member of the Board.

     2.     Place  of  Performance.  In  connection  with  his employment by the
            ----------------------
Company, Executive shall be based at the Company's principal executive offices. The Company shall not, without the written consent of Executive, relocate or transfer its principal executive offices to a location more than 20 miles from Executive's principal residence.

     3.     Compensation.
            ------------

     (a)     Base  Salary.  The  Company  shall  pay to Executive, and Executive
             ------------
shall accept, for all services which may be rendered by him pursuant to this Agreement, a base salary ("Base Salary") as hereinafter set forth. The Base Salary during the first full year of the term of this Agreement shall be $225,000. At the end of the first full year of this Agreement, the Base Salary shall be increased by an amount equal to the Base Salary then in effect multiplied by a fraction, the numerator of which shall be the difference between
(i) the Consumer Price Index (as hereinafter defined) as of the first anniversary of the Effective Date (as hereinafter defined) and (ii) the Consumer Price Index as of the Effective Date, and the denominator of which shall be the Consumer Price Index as of the Effective Date; provided, that the "fraction" set forth in this sentence shall never be zero or less. At the end of each succeeding full year of this Agreement, the Base Salary shall be increased in a like manner.

                                      -12-
LADOCS\2653521 1
     Any increase in Base Salary or other compensation granted by the Company, the Board or any committee thereof shall in no way limit or reduce any other obligation of the Company hereunder and, once established at an increased specified rate, Executive's Base Salary hereunder shall not thereafter be reduced. Executive's salary shall be payable in accordance with the Company's payroll practices as from time to time in effect.

     For purposes of this Agreement, the "Consumer Price Index" as of any particular date means the Consumer Price Index for Urban Wage Earners and Clerical Workers, Los Angeles/Anaheim/ Riverside CMSA, all items, in respect of the month immediately preceding such particular date, published by the U.S. Department of Labor, Bureau of Labor Statistics, or if such index is no longer published, the U.S. Department of Labor's most comprehensive official index then in use that most nearly corresponds to the index named above.

     (b)     Additional  Cash Compensation.  The Company shall pay Executive the
             -----------------------------
following compensation in addition to Executive's Base Salary upon the Company's attainment of one or more earnings or income levels (collectively, the "Additional Cash Compensation"). This additional compensation shall be computed on an annual basis at the close of the Company's fiscal year and paid to Executive within ten days of completion of the annual audit.

     (i)     Earnings.  The  Company  shall  pay  Executive  a cash bonus if the
             --------
Company realizes certain earnings before interest, amortization, depreciation and income taxes ("EBITDA"). The cash bonus shall be based upon the following schedule:

     Cumulative
     EBITDA  Attainment     Cash  Bonus
     ------------------     -----------

     $  2,000,000     $  25,000
$  3,000,000     $  35,000
$  6,000,000     $  80,000
     $  9,000,000     $150,000

     (ii)     Pre-Tax  Income.  Commencing as of the fiscal year ending December
              ---------------
31, 2001, the Company shall pay Executive a cash bonus if the Company attains certain pre-tax income levels. For purposes hereof, "pre-tax income" means total pre-tax income amounts as determined by the Company's independent public accountants in accordance with Generally Accepted Accounting Principles ("GAAP") as consistently applied. The cash bonus shall be calculated based upon the following performance schedule:

     Cumulative
     Pre-Tax  Income     Cash  Bonus
     ---------------     -----------

     $  4,147,200     $  25,000
$  8,294,400     $  75,000
     $  16,588,800     $150,000

The foregoing schedule shall apply in respect of the fiscal year ending December 31, 2001. The pre-tax income attainment levels set forth in the schedule shall be increased annually by 20 percent per annum for each subsequent year during the term of this Agreement.

     (iii)     Separate  Bonus Categories.  Each of the two bonus categories set
               --------------------------
forth above shall be independent of each other and Executive may obtain cash bonuses from one or more of the categories in the same fiscal year.

     (c)     Stock  Options.   Provided that the shareholders of the Company and
             --------------
a Compensation Committee of the Board consisting of two or more disinterested Directors first approve such grant, the Executive shall receive options to purchase up to 330,679 shares of the Company's common stock, no par value per share, at an exercise price equal to $2.75 per share, all in accordance with the terms and conditions set forth in the Stock Option Agreement between the Company and Executive in the form attached hereto as Exhibit A. If the Stock Option Agreement has not been approved as set forth in the foregoing sentence prior to December 31, 2001, then in lieu of such stock options Executive's annual salary shall be increased by $170,000 per year for all purposes under this Agreement.

     (d)     Automobile.  In  order  to  facilitate  travel  by Executive in the
             ----------
performance of his duties hereunder, the Company shall furnish Executive, at no expense to him, with an automobile owned or leased by the Company; provided, that the total cost to the Company for lease/purchase payments shall not exceed $1,000 per month. The manufacturer and type of such automobile shall be chosen by the Company. The Company shall reimburse Executive for all expenses of maintaining, insuring and operating such automobile upon the presentation of appropriate vouchers and/or receipts (to the extent that the Company does not pay such expenses directly). At the discretion of the Board, the Company may, in lieu of furnishing Executive with an automobile owned or leased by the Company and paying all maintenance, insurance and operation expenses in connection therewith, reimburse Executive for all expenses he incurs in maintaining, insuring and operating one automobile owned or leased by Executive upon the presentation of appropriate vouchers and/or receipts (to the extent that the Company does not pay such expenses directly).

     (e)     Life  Insurance.  During  the term of his employment hereunder, the
             ---------------
Company shall purchase and keep in effect life insurance in the amount of $1,000,000 on the life of the Executive; provided, that the total cost to the Company for such insurance shall not exceed $7,500 per annum. Such life insurance will name as beneficiaries those individuals designated by the Executive.

     (f)     Expenses.  During  the  term of his employment hereunder, Executive
             --------
shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing services hereunder, provided that Executive properly accounts therefor in accordance with the Company's policy relating thereto. Without limiting the generality of the foregoing, the parties agree that any travel Executive undertakes in connection with the performance of his duties hereunder shall be in business class or better, and the Company shall reimburse Executive for such expenses.

     (g)     Benefit  Plans.  Executive  shall  be entitled to participate in or
             --------------
receive benefits under any employee benefit plan or arrangement currently available, or made available by the Company in the future, to its executives and/or key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement. If Executive elects not to participate in any of the health plans sponsored by the Company, then the Company shall reimburse Executive in an amount not to exceed $1,000 per month for costs incurred by Executive in obtaining alternative health care coverage for Executive and his family. The Company shall not make any changes in any employee benefit plans or arrangements in effect on the date hereof or during the term of this Agreement in which Executive participates (including, without limitation, any pension and retirement plan, supplemental pension and retirement plan, savings and profit sharing plan, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, medical insurance plan, disability plan, dental plan, health-and-accident plan or arrangement) which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executives of the Company and does not result in a proportionately greater reduction in the rights of or benefits to Executive as compared with any other executive of the Company. Any payments or benefits payable to Executive hereunder in respect of any calendar year during which Executive is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of calendar days in such calendar year during which he is so employed.

     (h)     Vacations, Holidays and Sick Leave.  Executive shall be entitled to
             ----------------------------------
the number of paid holidays, personal days off, vacation days and sick leave days in each calendar year as are determined by the Company from time to time for its senior executive officers, but not less than four weeks in any calendar year (prorated, in any calendar year during which Executive is employed under this Agreement for less than the entire such year, in accordance with the number of calendar days in such calendar year during which he is so employed). Vacation may be taken in Executive's discretion, so long as it is not inconsistent with the reasonable business needs of the Company. Executive shall be entitled to accrue from year to year all vacation days not taken by him.

     (i)     Perquisites.  Executive  shall  be  entitled to continue to receive
             -----------
the perquisites and fringe benefits appertaining to the office of the President of the Company in accordance with present practice and appropriate to the industry.

     (j)     Key Man Life Insurance.  Executive shall cooperate with the Company
             ----------------------
to secure, for the Company, a key man life insurance policy on the life of Executive in the amount of $2,000,000 to $5,000,000, to be paid to the Company upon Executive's death.

     (k)     Base  Salary  Not Effected by Other Benefits.  None of the benefits
             --------------------------------------------
to which Executive is entitled under any of the provisions of Sections 3(b) - 3(g) hereof shall in any manner reduce or be deemed to be in lieu of the Base Salary payable to Executive pursuant to Section 3(a) hereof.

     4.     Term  of  Employment.  The  employment  by  the Company of Executive
            --------------------
pursuant hereto shall commence as of the date hereof (the "Effective Date") and, subject to the provisions of Section 5 hereof, shall terminate on December 31, 2006 (the "Termination Date"). This Agreement shall automatically be extended for additional one year terms beyond the Termination Date (the "Extended Termination Date") or the then current Extended Termination Date unless at least 30 calendar days prior to the Termination Date or the then current Extended Termination Date, Executive or the Company shall have given notice that he or it does not wish to extend this Agreement.

     5.     Premature  Termination.  Anything in this Agreement contained to the
            ----------------------
contrary  notwithstanding:

     (a)     Death.  Executive's  employment hereunder shall terminate forthwith
             -----
upon  the  death  of  Executive.

     (b)     Disability.  Executive's  employment  hereunder shall terminate, at
             ----------
the option of the Company, in the event that the Board makes a good faith determination that Executive suffers from Disability (as hereinafter defined) so as to be unable to substantially perform his duties hereunder for an aggregate of 180 calendar days during any period of 12 consecutive months. As used in this Agreement, the term "Disability" shall mean the material inability, in the opinion of three-fourths of the entire membership of the Board set forth in a resolution giving the particulars thereof, of Executive to render his agreed-upon services to the Company due to physical and/or mental infirmity, which opinion is concurred in by a physician or psychiatrist selected by Executive or his duly appointed representative or guardian and reasonably acceptable to the Company.

     (c)     Termination  for  Cause.  The  Company  may  terminate  Executive's
             -----------------------
employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon (i) the willful and continued failure by Executive to substantially perform his duties hereunder (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes Executive has not substantially performed his duties, or (ii) the Executive being convicted of a crime constituting a felony, or (iii) the Executive intentionally committing acts or failing to act, either of which involves willful malfeasance with the intent to maliciously harm the business of the Company, or (iv) the willful violation by Executive of the provisions of
Section 8 hereof provided that such violation results in material injury to the Company. No act, or failure to act, on Executive's part shall be considered "willful" unless intentionally done, or intentionally omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive conducted, or failed to conduct, himself in a manner set forth above in clause (i), (ii), (iii), or (iv) of this Section 5(c), and specifying the particulars thereof in detail. Any dispute as to whether Cause to dismiss Executive exists, shall be resolved by arbitration conducted in Los Angeles, California in accordance with the rules of the American Arbitration Association and by a single arbitrator reasonably acceptable to Executive and the Company.

     (d)     Termination  by  Executive.  Executive may terminate his employment
             --------------------------
hereunder (i) for Good Reason (as hereinafter defined) or (ii) if his physical or mental health becomes impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Executive shall have furnished the Company with a written statement from a physician or psychiatrist selected by Executive or his duly appointed representative or guardian and reasonably acceptable to the Company. Until Executive terminates his employment pursuant to clause (ii) of this Section 5(d), he shall continue to receive his full Base Salary, payable at the time such payments are due.

     (e)     "Good  Reason"  Defined.  For  purposes  of  this  Agreement, "Good
             -----------------------
Reason" shall mean (i) any removal of Executive as, or any failure to re-elect Executive as, President of the Company except in connection with termination of Executive's employment for Disability or Cause pursuant to Sections 5(b) and 5(c) hereof; provided, however, that any removal of Executive as, or any failure
             --------  -------
to re-elect Executive as, President of the Company (except in connection with termination of Executive's employment for Disability or Cause pursuant to Sections 5(b) and 5(c) hereof) shall not diminish or reduce the Company's obligations to Executive under this Agreement, or (ii) a reduction of ten percent (10%) or more in Executive's then current Base Salary, or (iii) any failure by the Company to comply with any of its obligations to Executive hereunder, or (iv) within 120 days following the occurrence of a Change of Control (as hereinafter defined), or (v) any removal of Executive as, or any failure by the shareholders of the Company to re-elect Executive as, a Director of the Company, or (vi) the failure of the Company to obtain the assumption of the agreement to perform this Agreement by any successor to the Company, as provided for in Section 9 hereof.

     (f)     "Change  of  Control"  Defined.  For  purposes  of this Agreement a
             ------------------------------
"Change of Control" shall be deemed to have occurred if there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the Company's assets (except a sale and simultaneous leaseback of the same assets), or (iii) the Company's shareholders approve any plan or proposal for the liquidation or dissolution of the Company, or (iv) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) ("Person"), other than an Excluded Person (as hereinafter defined), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of fifteen per cent (15%) or more of the Company's outstanding Common Stock or (v) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period. For purposes of this Agreement, an "Excluded Person" shall be any Person who as of the Effective Date hereof owns beneficially over 10% of the Common Stock of the Company (or would own beneficially over 10% of the Common Stock of the Company if all warrants or options held by such person were currently exercisable, unless such Person after the date hereof acquires the beneficial ownership of an additional 2% of the Common Stock of the Company (other than pursuant to options and warrants outstanding on the date hereof) which was not approved by at least two-thirds (2/3) of the directors then still in office who were directors as of the Effective Date hereof.

     (g)     Stock  Purchase  Agreement.  Notwithstanding  the  provisions  of
             --------------------------
Section 5(f), the transactions contemplated by that certain Stock Purchase Agreement dated as of December 20, 2000 by and between BJ Chicago, LLC and ASSI, Inc. shall not constitute a "Change in Control" for purposes of this Agreement.

     (h)     Notice  of  Termination.  Any termination of Executive's employment
             -----------------------
by the Company or by Executive (other than termination pursuant to Section 5(a) hereof) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice Of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (i)     Date  of  Termination.  For  purposes  of  this Agreement, "Date of
             ---------------------
Termination" shall mean (i) if Executive's employment is terminated by his death, the date of his death, (ii) if Executive's employment is terminated pursuant to Section 5(b) hereof, 30 calendar days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such 30-day period), and (iii) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

     6.     Payments  and  Benefits  Upon  Early  Termination.
            -------------------------------------------------

     (a)     Early Termination for Death or Disability.  Upon the termination of
             -----------------------------------------
this Agreement prior to the Termination Date (or, if this Agreement shall have been extended to the Extended Termination Date, as provided in Section 4 hereof, prior to the Extended Termination Date) (X) by the Company as a result of death or Disability or (Y) by Executive for any of the reasons set forth in clause
(ii)  of  Section  5(d)  hereof,  the  Company  shall  pay  Executive:

     (i) his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, payable at the time such payments are due;

     (ii) any and all Additional Cash Compensation which would have been earned by Executive during the year of the Date of termination pro rated in accordance with the number of calendar days during which Executive is employed in such calendar year; and

     (iii) all other amounts to which Executive is entitled, including, without limitation, expense reimbursement amounts or amounts due under any benefit plan of the Company accrued to the Date of Termination, at the time such payments are due.

     (b)     Early  Termination  Other  than  for Death or Disability.  Upon the
             --------------------------------------------------------
termination of this Agreement prior to the Termination Date (or, if this Agreement shall have been extended to the Extended Termination Date, as provided in Section 4 hereof, prior to the Extended Termination Date) (X) by the Company other than for death or Disability or Cause or (Y) by Executive for Good Reason, the Company shall pay to Executive:

     (i) his Base Salary through the Termination Date at the rate in effect at the time Notice of Termination is given, payable at the time such payments are due (or, if this Agreement shall have been extended to the Extended Termination Date, as provided in Section 4 hereof, his Base Salary through the Extended Termination Date at the rate in effect at the time Notice of Termination is given, payable at the time such payments are due);

     (ii) any and all Additional Cash Compensation which Executive would have received each year through the Termination Date or Extended Termination Date if the Agreement has been extended pursuant to Section 4 hereof, had Executive not been terminated. Such Additional Cash Compensation shall be payable at the time such payments would have been due; and

     (iii) all other amounts to which Executive is entitled, including, without limitation, expense reimbursement amounts or amounts due under any benefit plan of the Company accrued to the Date of Termination, at the time such payments are due.

     In addition, for the 36-month period after termination for any of the reasons specified in this Section 6(b), the Company shall arrange to provide Executive with life and health insurance benefits substantially similar to those which Executive was receiving immediately prior to the Notice of Termination.

     (c)     Payment  of  Damages.  Upon the early termination of this Agreement
             --------------------
pursuant to Section 6(b) hereof, the Company shall pay all other damages to which Executive may be entitled as a result of the Company's termination of his employment under this Agreement, including damages for any and all loss of benefits to Executive under the Company's employee benefit plans which he would have received if the Company had not breached this Agreement and had his employment continued for the full term provided in Section 4 hereof, and including all legal fees and expenses incurred by him in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement.

     (d)     Mitigation  Not  Required.  Executive  shall  not  be  required  to
             -------------------------
mitigate the amount of any payment provided for in this Section 6 by seeking other employment or otherwise. However, the amount of any payment provided for in this Section 6 shall be reduced by any compensation earned by Executive as the result of employment by another employer engaged in the restaurant business after the Date of Termination, or otherwise.

     7.     Registration  Rights.
            --------------------

     (a) At the request of Executive made at any time subsequent to a Date of Termination pursuant to Sections 5(b) or 5 (d) hereof, the Company, on not more than two occasions, will, as promptly as practicable (and in any event no later than 120 days following the Executive's request): (i) prepare and file under the Securities Act of 1933, as amended ("Securities Act"), using its year-end financial statements for the preceding year, a registration statement relating to all of the common stock of the Company held by or issuable to Executive pursuant to any option or other agreement between the Company and Executive (collectively, the "Registrable Securities"); and (ii) prepare and file with the appropriate Blue Sky authorities the necessary documents to register or qualify such Registrable Securities. Notwithstanding the foregoing, Executive shall not be entitled to exercise his rights under this Section 7(a) for a period of one year following the initial public offering of common stock of the Company without the consent of the lead underwriter in the initial pubic offering.

     (b) As a condition for the inclusion of any Registrable Securities in any registration statement pursuant to this Paragraph 7, at the request of the Company, Executive shall enter into an underwriting agreement with the Company and the underwriters with respect to the registration of the Registrable Securities, in such form as may be reasonably agreed upon by the Company and such underwriters, as long as such agreement is consistent with those then in use by major underwriters and with the provisions hereof.

     (c) The Company shall pay all registration expenses relating to any registration of Registrable Securities pursuant to this Paragraph 7. Executive shall pay all brokerage fees, underwriting fees and discounts, transfer taxes, if any, and the fees and expenses of Executive's legal counsel in connection with the registration and sale of the Registrable Securities.

     8     Nondisclosure.
           -------------

     (a)     Confidential Information.  Executive shall not, to the detriment of
             ------------------------
the Company, knowingly use for his own benefit or disclose or reveal to any unauthorized person, any trade secret or other confidential information received by Executive in the course of his employment or engagement in any capacity by the Company which relates to the Company or to any of the businesses operated by it, including, but not limited to, any customer lists, customer needs, price and performance information, specifications, hardware, software, devices, supply sources and characteristics, business opportunities, marketing, promotional, pricing and financing techniques, or other information relating to the business of the Company, and Executive confirms that such information constitutes the exclusive property of the Company. However, said restriction on confidential information shall not apply to information which is: (i) generally available in the industry in which the Company operates, (ii) disclosed in published literature or (iii) obtained by Executive from a third party without binder or secrecy. Executive agrees that, except as otherwise expressly agreed to by the Company, he will return to the Company, promptly upon the request of the Board or any executive officer designated by the Board, any physical embodiment of such confidential information.

     (b)     Remedies.  Executive  recognizes  that the possible restrictions on
             --------
his activities which may occur as a result of his performance of his obligations under this Section 8 are required for the reasonable protection of the Company and its investments, and Executive expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of this Section 8, and that the Company, in addition to all other remedies at law or in equity, shall be entitled, as a matter of right, to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction.

     (c)     Nonexclusivity.  The  undertakings  of  Executive  contained  in
             --------------
Sections 8(a) and 8(b) hereof shall be in addition to, and not in lieu of, any obligations which he may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise.

     9     Successors;  Benefits.
           ---------------------

     (a)     Successors.  The  Company  shall  require  any  successor  (whether
             ----------
direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b)     Benefits.  This  Agreement  and  all  rights of Executive hereunder
             --------
shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

     10     Miscellaneous  Provisions.
            -------------------------

     (a)     Execution  in  Counterparts.  This Agreement may be executed in one
             ---------------------------
or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     (b)     Notices.  Unless  applicable  law  requires  a  different method of
             -------
giving notice, any and all notices, demands or other communications required or desired to be given hereunder by either party shall be in writing. Assuming that the contents of a notice meet the requirements of the specific paragraph of this Agreement which mandates the giving of that notice, a notice shall be validly given or made to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, or if transmitted by telegraph, telecopy or other electronic written transmission device or if sent by overnight courier service, and if addressed to the applicable party as set forth below. If such notice, demand or other communication is served personally, service shall be con-clusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, ser-vice shall be conclusively deemed made seventy-two (72) hours after the deposit thereof in the United States mail. If such notice, demand or other communication is given by overnight courier, or electronic transmission, service shall be conclu-sively deemed made at the time of confirmation of delivery. The addresses for the parties are as follows:

     If  to  the  Company,  to:

Chicago  Pizza  &  Brewery,  Inc.
     16162  Beach  Boulevard,  Suite  100
Huntington  Beach,  CA  92647
Attention:  Paul  A.  Motenko

     with  a  copy  to:     Jeffer,  Mangels,  Butler  &  Marmaro
     2121  Avenue  of  the  Stars
10th  Floor
Los  Angeles,  CA  90067
Attention:  Steven  J.  Insel,  Esq.

     If  to  Executive,  to:

     Paul  A.  Motenko
     22441  Rosebriar
     Mission  Viego,  CA  92692

or to such other address as either party hereto shall have designated by like notice to the other party hereto (except that a notice of change of address shall only be effective upon receipt).

     (c)     Amendment.  This  Agreement  may  only  be  amended  by  a  written
             ---------
instrument  executed  by  each  of  the  parties  hereto.

     (d)     Entire  Agreement.  This Agreement constitutes the entire agreement
             -----------------
of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral and written, with respect to the subject matter hereof, including the Employment Agreement between the Company and Executive dated as of March 26, 1996.

     (e)     Applicable  Law.  This  Agreement  shall be governed by the laws of
             ---------------
the State of California applicable to contracts made and to be wholly performed therein.

     (f)     Headings.  The  headings  contained herein are for the sole purpose
             --------
of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     (g)     No  Waiver.  The  failure of either of the parties hereto to at any
             ----------
time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.


COMPANY:

CHICAGO  PIZZA  &  BREWERY,  INC.


By:_______________________________
Jeremiah  J.  Hennessey
Chief  Executive  Officer



EXECUTIVE:


__________________________________
Paul  A.  Motenko